UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

BARNWELL INDUSTRIES, INC.

______________________

(Exact name of registrant as specified in its charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Alakea Street, Suite 2900, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (808) 531-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, the Board of Directors of Barnwell Industries, Inc. ("Barnwell") appointed Mr. Robert J. Inglima, Jr. to serve on its Board of Directors, effective immediately.  The Board of Directors has determined that Mr. Inglima is independent as defined in Section 121(A) of the American Stock Exchange listing standards.

Mr. Inglima is an attorney in private practice in New Jersey and is a member of the New Jersey State Bar Association and District of Columbia Bar Association. From 1995 to 1998, he was a member of the New Jersey Supreme Court Fee Arbitration Committee (District II-A), and he served as District Chairman in 1999.  He served as a Director of the Greater Paramus Chamber of Commerce from 1990 through 1992, and in 2006 he was elected to a second three-year term as a Trustee on the Ho-Ho-Kus Board of Education.  He has lectured on business and land use topics at seminars conducted by the Bergen County Bar Association and the National Business Institute.

There is no arrangement or understanding pursuant to which Mr. Inglima was selected as a director.  As of the date of this filing, Mr. Inglima has not been appointed to any committees of the Board of Directors, and the Board of Directors has not yet determined to which, if any, committees Mr. Inglima will be appointed in the immediate future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNWELL INDUSTRIES, INC.

Date: October 17, 2007	/s/ Russell M. Gifford
Russell M. Gifford Executive Vice President and Chief Financial Officer